BlackRock Funds (the "Registrant"):  BlackRock All-Cap
Energy & Resources Portfolio (the Fund")
77Q1(e):
Copies of any new or amended Registrant investment advisory contracts

Attached please find as an exhibit to Sub-Item 77Q1(e) of Form N-SAR, a copy of the Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock International
Limited with respect to the Fund

									77Q1(e)
SUB-INVESTMENT ADVISORY AGREEMENT
      AGREEMENT dated March 11, 2013, between BlackRock
Advisors, LLC, a Delaware limited liability company (the
"Advisor"), and BlackRock International Limited, a
corporation organized under the laws of Scotland (the
"Sub-Advisor").
      WHEREAS, the Advisor has agreed to furnish
investment advisory services to BlackRock Energy &
Resources Portfolio (the "Fund"), a series of BlackRock
Funds(sm), a Massachusetts business trust (the "Trust"),
which is an open-end management investment company
registered under the Investment Company Act of 1940, as
amended (the "1940 Act");
      WHEREAS, the Advisor wishes to retain the Sub-
Advisor to provide it with certain sub-advisory services
as described below in connection with Advisor's advisory
activities on behalf of the Fund;
      WHEREAS, the advisory agreement between the Advisor
and the Trust, dated September 29, 2006 (such agreement
or the most recent successor agreement between such
parties relating to advisory services to the Trust is
referred to herein as the "Advisory Agreement")
contemplates that the Advisor may sub-contract investment
advisory services with respect to the Fund to a sub-
advisor; and
      WHEREAS, this Agreement has been approved in
accordance with the provisions of the 1940 Act, and Sub-
Advisor is willing to furnish such services upon the
terms and conditions herein set forth;
      NOW, THEREFORE, in consideration of the mutual
premises and covenants herein contained and other good
and valuable consideration, the receipt of which is
hereby acknowledged, it is agreed by and between the
parties hereto as follows:
      1.	Appointment.  The Advisor hereby appoints the
Sub-Advisor to act as sub-advisor with respect to the
Fund and the Sub-Advisor accepts such appointment and
agrees to render the services herein set forth for the
compensation herein provided.  For the purposes of the
rules of the Financial Services Authority of the United
Kingdom and based on information obtained in respect of
the Advisor, the Advisor will be treated by the Sub-
Advisor as a professional client.
      2.	Services of the Sub-Advisor.  Subject to the
succeeding provisions of this section, the oversight and
supervision of the Advisor and the Trust's Board of
Trustees, the Sub-Advisor will perform certain of the
day-to-day operations of the Fund, which may include one
or more of the following services, at the request of the
Advisor:  (a) acting as investment advisor for and
managing the investment and reinvestment of those assets
of the Fund as the Advisor may from time to time request
and in connection therewith have complete discretion in
purchasing and selling such securities and other assets
for the Fund and in voting, exercising consents and
exercising all other rights appertaining to such
securities and other assets on behalf of the Fund; (b)
arranging, subject to the provisions of paragraph 3
hereof, for the purchase and sale of securities and other
assets of the Fund; (c) providing investment research and
credit analysis concerning the Fund's investments, (d)
assisting the Advisor in determining what portion of the
Fund's assets will be invested in cash, cash equivalents
and money market instruments, (e) placing orders for all
purchases and sales of such investments made for the
Fund, and (f) maintaining the books and records as are
required to support Fund investment operations.  At the
request of the Advisor, the Sub-Advisor will also,
subject to the oversight and supervision of the Advisor
and the Trust's Board of Trustees, provide to the Advisor
or the Trust any of the facilities and equipment and
perform any of the services described in Section 4 of the
Advisory Agreement.  In addition, the Sub-Advisor will
keep the Trust and the Advisor informed of developments
materially affecting the Fund and shall, on its own
initiative, furnish to the Fund from time to time
whatever information the Sub-Advisor believes appropriate
for this purpose.  The Sub-Advisor will periodically
communicate to the Advisor, at such times as the Advisor
may direct, information concerning the purchase and sale
of securities for the Fund, including:  (a) the name of
the issuer, (b) the amount of the purchase or sale, (c)
the name of the broker or dealer, if any, through which
the purchase or sale will be effected, (d) the CUSIP
number of the instrument, if any, and (e) such other
information as the Advisor may reasonably require for
purposes of fulfilling its obligations to the Trust under
the Advisory Agreement.  The Sub-Advisor will provide the
services rendered by it under this Agreement in
accordance with the Fund's investment objectives,
policies and restrictions as stated in the Fund's
Prospectus and Statement of Additional Information (as
currently in effect and as they may be amended or
supplemented from time to time) and the resolutions of
the Trust's Board of Trustees.
The Sub-Advisor represents, warrants and covenants that
it is authorized and regulated by the FSA.
      3.	Covenants.
            (a)	In the performance of its duties under this
Agreement, the Sub-Advisor shall at all times conform
to, and act in accordance with, any requirements imposed
by:  (i) the provisions of the 1940 Act and the
Investment Advisers Act of 1940, as amended (the
"Advisers Act") and all applicable Rules and Regulations
of the Securities and Exchange Commission (the "SEC");
(ii) any other applicable provision of law; (iii) the
provisions of the Declaration of Trust and By-Laws of
the Trust, as such documents are amended from time to
time; (iv) the investment objectives and policies of the
Fund as set forth in the Fund's Registration Statement
on Form N-1A and/or the resolutions of the Board of
Trustees; and (v) any policies and determinations of the
Board of Trustees of the Trust; and
            (b)	In addition, the Sub-Advisor will:
            (i)	place orders either directly with the
issuer or with any broker or dealer.  Subject to the
other provisions of this paragraph, in placing
orders with brokers and dealers, the Sub-Advisor
will attempt to obtain the best price and the most
favorable execution of its orders.  The Advisor has
been provided with a copy of the Sub-Advisor's order
execution policy and hereby confirms that it has
read and understood the information in the order
execution policy and agrees to it.  In particular,
the Advisor agrees that the Sub-Advisor may trade
outside of the regulated market or multilateral
trading facility.  In placing orders, the Sub-
Advisor will consider the experience and skill of
the firm's securities traders as well as the firm's
financial responsibility and administrative
efficiency.  Consistent with this obligation, the
Sub-Advisor may select brokers on the basis of the
research, statistical and pricing services they
provide to the Fund and other clients of the Advisor
or the Sub-Advisor.  Information and research
received from such brokers will be in addition to,
and not in lieu of, the services required to be
performed by the Sub-Advisor hereunder.  A
commission paid to such brokers may be higher than
that which another qualified broker would have
charged for effecting the same transaction, provided
that the Sub-Advisor determines in good faith that
such commission is reasonable in terms either of the
transaction or the overall responsibility of the
Advisor and the Sub-Advisor to the Fund and their
other clients and that the total commissions paid by
the Fund will be reasonable in relation to the
benefits to the Fund over the long-term.  Subject to
the foregoing and the provisions of the 1940 Act,
the Securities Exchange Act of 1934, as amended, and
other applicable provisions of law, the Sub-Advisor
may select brokers and dealers with which it or the
Fund is affiliated;
            (ii)	maintain books and records with
respect to the Fund's securities transactions and
will render to the Advisor and the Trust's Board of
Trustees such periodic and special reports as they
may request;
            (iii)	maintain a policy and practice of
conducting its investment advisory services
hereunder independently of the commercial banking
operations of its affiliates.  When the Sub-Advisor
makes investment recommendations for the Fund, its
investment advisory personnel will not inquire or
take into consideration whether the issuer of
securities proposed for purchase or sale for the
Fund's account are customers of the commercial
department of its affiliates; and
            (iv)	treat confidentially and as
proprietary information of the Fund all records and
other information relative to the Fund, and the
Fund's prior, current or potential shareholders, and
will not use such records and information for any
purpose other than performance of its
responsibilities and duties hereunder, except after
prior notification to and approval in writing by the
Fund, which approval shall not be unreasonably
withheld and may not be withheld where the Sub-
Advisor may be exposed to civil or criminal contempt
proceedings for failure to comply, when requested to
divulge such information by duly constituted
authorities, or when so requested by the Fund.
      4.	Services Not Exclusive.  Nothing in this
Agreement shall prevent the Sub-Advisor or any officer,
employee or other affiliate thereof from acting as
investment advisor for any other person, firm or
corporation, or from engaging in any other lawful
activity, and shall not in any way limit or restrict the
Sub-Advisor or any of its officers, employees or agents
from buying, selling or trading any securities for its or
their own accounts or for the accounts of others for whom
it or they may be acting; provided, however, that the
Sub-Advisor will undertake no activities which, in its
judgment, will adversely affect the performance of its
obligations under this Agreement.
      5.	Books and Records.  In compliance with the
requirements of Rule 31a-3 under the 1940 Act, the Sub-
Advisor hereby agrees that all records which it maintains
for the Fund are the property of the Trust and further
agrees to surrender promptly to the Trust any such
records upon the Trust's request.  The Sub-Advisor
further agrees to preserve for the periods prescribed by
Rule 31a-2 under the 1940 Act the records required to be
maintained by Rule 31a-1 under the 1940 Act (to the
extent such books and records are not maintained by the
Advisor).
      6.	Expenses.  During the term of this Agreement,
the Sub-Advisor will bear all costs and expenses of its
employees and any overhead incurred by the Sub-Advisor in
connection with its duties hereunder; provided that the
Board of Trustees of the Trust may approve reimbursement
to the Sub-Advisor of the pro-rata portion of the
salaries, bonuses, health insurance, retirement benefits
and all similar employment costs for the time spent on
Fund operations (including, without limitation,
compliance matters) (other than the provision of
investment advice and administrative services required to
be provided hereunder) of all personnel employed by the
Sub-Advisor who devote substantial time to Fund
operations or the operations of other investment
companies advised or sub-advised by the Sub-Advisor.
      7.	Compensation.
            (a)	The Advisor agrees to pay to the Sub-
Advisor and the Sub-Advisor agrees to accept as full
compensation for all services rendered by the Sub-
Advisor as such, a monthly fee in arrears at an annual
rate equal to the amount set forth in Schedule A hereto.
For any period less than a month during which this
Agreement is in effect, the fee shall be prorated
according to the proportion which such period bears to a
full month of 28, 29, 30 or 31 days, as the case may be.
            (b)	For purposes of this Agreement, the net
assets of the Fund shall be calculated pursuant to the
procedures adopted by resolutions of the Trustees of the
Trust for calculating the value of the Fund's assets or
delegating such calculations to third parties.
            (c)	If Advisor waives any or all of its
advisory fee payable under the Advisory Agreement, or
reimburses the Trust pursuant to Section 8(b) of that
Agreement, with respect to the Fund, Sub-Advisor will
bear its share of the amount of such waiver or
reimbursement by waiving fees otherwise payable to it
hereunder on a proportionate basis to be determined by
comparing the aggregate fees that would otherwise be
paid to it hereunder with respect to the Fund to the
aggregate fees that would otherwise be paid by the Trust
to Advisor under the Advisory Agreement with respect to
the Fund.  Advisor shall inform Sub-Advisor prior to
waiving any advisory fees.
      8.	Indemnity.
            (a)	The Fund may, in the discretion of the
Board of Trustees of the Fund, indemnify the Sub-
Advisor, and each of the Sub-Advisor's directors,
officers, employees, agents, associates and controlling
persons and the directors, partners, members, officers,
employees and agents thereof (including any individual
who serves at the Sub-Advisor's request as director,
officer, partner, member, trustee or the like of
another entity) (each such person being an
"Indemnitee") against any liabilities and expenses,
including amounts paid in satisfaction of judgments, in
compromise or as fines and penalties, and counsel fees
(all as provided in accordance with applicable state
law) reasonably incurred by such Indemnitee in
connection with the defense or disposition of any
action, suit or other proceeding, whether civil or
criminal, before any court or administrative or
investigative body in which such Indemnitee may be or
may have been involved as a party or otherwise or with
which such Indemnitee may be or may have been
threatened, while acting in any capacity set forth
herein or thereafter by reason of such Indemnitee
having acted in any such capacity, except with respect
to any matter as to which such Indemnitee shall have
been adjudicated not to have acted in good faith in the
reasonable belief that such Indemnitee's action was in
the best interest of the Fund and furthermore, in the
case of any criminal proceeding, so long as such
Indemnitee had no reasonable cause to believe that the
conduct was unlawful; provided, however, that (1) no
Indemnitee shall be indemnified hereunder against any
liability to the Fund or their shareholders or any
expense of such Indemnitee arising by reason of (i)
willful misfeasance, (ii) bad faith, (iii) gross
negligence or (iv) reckless disregard of the duties
involved in the conduct of such Indemnitee's position
(the conduct referred to in such clauses (i) through
(iv) being sometimes referred to herein as "disabling
conduct"), (2) as to any matter disposed of by
settlement or a compromise payment by such Indemnitee,
pursuant to a consent decree or otherwise, no
indemnification either for said payment or for any
other expenses shall be provided unless there has been
a determination that such settlement or compromise is
in the best interests of the Fund and that such
Indemnitee appears to have acted in good faith in the
reasonable belief that such Indemnitee's action was in
the best interest of the Fund and did not involve
disabling conduct by such Indemnitee and (3) with
respect to any action, suit or other proceeding
voluntarily prosecuted by any Indemnitee as plaintiff,
indemnification shall be mandatory only if the
prosecution of such action, suit or other proceeding by
such Indemnitee was authorized by a majority of the
full Board of Trustees of the Fund.
            (b)	The Fund shall make advance payments in
connection with the expenses of defending any action
with respect to which indemnification  might be sought
hereunder if the Fund receive a written affirmation of
the Indemnitee's good faith belief that the standard of
conduct necessary for indemnification  has been met and
a written undertaking to reimburse the Fund unless they
are subsequently determined that such Indemnitee is
entitled to such indemnification and if the Trustees of
the Fund determine that the facts then known to them
would not preclude indemnification.  In addition, at
least one of the following conditions must be met:  (A)
the Indemnitee shall provide a security for such
Indemnitee's undertaking, (B) the Fund shall be insured
against losses arising by reason of any unlawful
advance, or (C) a majority of a quorum consisting of
Trustees of the Fund who are neither "interested
persons" of the Fund (as defined in Section 2(a)(19) of
the 1940 Act) nor parties to the proceeding
("Disinterested Non-Party Trustees") or an independent
legal counsel in a written opinion, shall determine,
based on a review of readily available facts (as
opposed to a full trial-type inquiry), that there is
reason to believe that the Indemnitee ultimately will
be found entitled to indemnification.
            (c)	All determinations  with respect to the
standards for indemnification hereunder shall be made
(1) by a final decision on the merits by a court or
other body before whom the proceeding was brought that
such Indemnitee is not liable by reason of disabling
conduct, or (2) in the absence of such a decision, by
(i) a majority vote of a quorum of the Disinterested
Non-Party Trustees of the Fund, or (ii) if such a
quorum is not obtainable or even, if obtainable, if a
majority vote of such quorum so directs, independent
legal counsel in a written opinion.  All determinations
that advance payments in connection with the expense of
defending any proceeding shall be authorized shall be
made in accordance with the immediately preceding clause
(2) above.


The rights accruing to any Indemnitee under these provisions shall not exclude any other right to which such Indemnitee may be lawfully entitled.

      9.	Limitation on Liability.
            (a)	The Sub-Advisor will not be liable for any
error of judgment or mistake of law or for any loss
suffered by the Advisor or by the Trust or the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty
with respect to the receipt of compensation for services
or a loss resulting from willful misfeasance, bad faith
or gross negligence on its part in the performance of
its duties or from reckless disregard by it of its
duties under this Agreement.  As used in this Section
8(a), the term "Sub-Advisor" shall include any
affiliates of the Sub-Advisor performing services for
the Fund contemplated hereby and partners, directors,
officers and employees of the Sub-Advisor and such
affiliates.
            (b)	Notwithstanding anything to the contrary
contained in this Agreement, the parties hereto
acknowledge and agree that, as provided in Article
Seventh of the Declaration of Trust, this Agreement is
executed by the Trustees and/or officers of the Trust,
not individually but as such Trustees and/or officers of
the Trust, and the obligations hereunder are not binding
upon any of the Trustees or Shareholders individually
but bind only the estate of the Trust.
      10.	Duration and Termination.  This Agreement shall
become effective as of the date hereof and, unless sooner terminated with respect to the Fund as provided herein, shall continue in effect for a period of two years.
Thereafter, if not terminated, this Agreement shall
continue in effect with respect to the Fund for
successive periods of 12 months, provided such
continuance is specifically approved at least annually by
both (a) the vote of a majority of the Trust's Board of
Trustees or a vote of a majority of the outstanding
voting securities of the Fund at the time outstanding and entitled to vote and (b) by the vote of a majority of the Trustees, who are not parties to this Agreement or interested persons (as such term is defined in the 1940
Act) of any such party, cast in person at a meeting
called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Trust or the Advisor at any time,
without the payment of any penalty, upon giving the Sub-
Advisor 60 days' notice (which notice may be waived by
the Sub-Advisor), provided that such termination by the
Trust or the Advisor shall be directed or approved by the
vote of a majority of the Trustees of the Trust in office
at the time or by the vote of the holders of a majority
of the outstanding voting securities of the Fund entitled
to vote, or by the Sub-Advisor on 60 days' written notice
(which notice may be waived by the Trust and the
Advisor), and will terminate automatically upon any
termination of the Advisory Agreement between the Trust
and the Advisor.  This Agreement will also immediately
terminate in the event of its assignment.  (As used in
this Agreement, the terms "majority of the outstanding
voting securities," "interested person" and "assignment"
shall have the same meanings of such terms in the 1940
Act.)
      11.	Notices.  Any notice under this Agreement shall
be in writing to the other party at such address as the
other party may designate from time to time for the
receipt of such notice and shall be deemed to be received
on the earlier of the date actually received or on the
fourth day after the postmark if such notice is mailed
first class postage prepaid.
      12.	Amendment of this Agreement.  This Agreement may
be amended by the parties only if such amendment is
specifically approved by the vote of the Board of
Trustees of the Trust, including a majority of those
Trustees who are not parties to this Agreement or
interested persons of any such party cast in person at a
meeting called for the purpose of voting on such approval
and, where required by the 1940 Act, by a vote of a
majority of the outstanding voting securities of the
Fund.
      13.	Miscellaneous.  The captions in this Agreement
are included for convenience of reference only and in no
way define or delimit any of the provisions hereof or
otherwise affect their construction or effect.  If any
provision of this Agreement shall be held or made invalid
by a court decision, statute, rule or otherwise, the
remainder of this Agreement shall not be affected
thereby.  This Agreement shall be binding on, and shall
inure to the benefit of the parties hereto and their
respective successors.
      14.	Governing Law.  This Agreement shall be governed
by and construed in accordance with the laws of the State
of Delaware for contracts to be performed entirely
therein without reference to choice of law principles
thereof and in accordance with the applicable provisions
of the 1940 Act.  To the extent that the applicable laws
of the State of Delaware, or any of the provisions,
conflict with the applicable provisions of the 1940 Act,
the latter shall control.
      15.	Counterparts.  This Agreement may be executed in
counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.
            IN WITNESS WHEREOF, the parties hereto have
caused this instrument to be executed by their duly
authorized officers designated below as of the day and
year first above written.
BLACKROCK ADVISORS, LLC
By.  /s/ Neal J.
Andrews

Name:  Neal J. Andrews
Title:    Managing
Director
BLACKROCK INTERNATIONAL
LIMITED
By.  /s/ Katie
Smith

Name:  Katie Smith
Title:
Director/Authorized
Signatory
BLACKROCK INTERNATIONAL
LIMITED
By:  /s/ Gregor
Craig

Name:  Gregor Craig
Title:    Authorized
Signatory
AGREED AND ACCEPTED
as of the date first set forth above
BLACKROCK FUNDSSM
By.  /s/ John Perlowski
Name:  John Perlowski
Title:    President and Chief Executive Officer



[PAGE BREAK]



	77Q1(e)
SUB-INVESTMENT ADVISORY AGREEMENT
      AGREEMENT dated March 11, 2013, between BlackRock Advisors, LLC, a Delaware limited liability company (the "Advisor"), and BlackRock International Limited, a corporation organized under the laws of Scotland (the "Sub-Advisor").
      WHEREAS, the Advisor has agreed to furnish
investment advisory services to BlackRock All-Cap Energy
& Resources Portfolio (the "Fund"), a series of BlackRock Funds(SM), a Massachusetts business trust (the "Trust"), which is an open-end management investment company registered under the Investment Company Act of 1940, as
amended (the "1940 Act");
      WHEREAS, the Advisor wishes to retain the Sub-
Advisor to provide it with certain sub-advisory services
as described below in connection with Advisor's advisory activities on behalf of the Fund;
      WHEREAS, the advisory agreement between the Advisor
and the Trust, dated September 29, 2006 (such agreement
or the most recent successor agreement between such
parties relating to advisory services to the Trust is referred to herein as the "Advisory Agreement")
contemplates that the Advisor may sub-contract investment advisory services with respect to the Fund to a sub-
advisor; and
      WHEREAS, this Agreement has been approved in
accordance with the provisions of the 1940 Act, and Sub-Advisor is willing to furnish such services upon the terms and conditions herein set forth;
      NOW, THEREFORE, in consideration of the mutual
premises and covenants herein contained and other good
and valuable consideration, the receipt of which is
hereby acknowledged, it is agreed by and between the
parties hereto as follows:
      1.	Appointment.  The Advisor hereby appoints the
Sub-Advisor to act as sub-advisor with respect to the
Fund and the Sub-Advisor accepts such appointment and
agrees to render the services herein set forth for the compensation herein provided. For the purposes of the rules of the Financial Services Authority of the United Kingdom (the "FSA") and based on information obtained in respect of the Advisor, the Advisor will be treated by the Sub-Advisor as a professional client.
      2.	Services of the Sub-Advisor.  Subject to the
succeeding provisions of this section, the oversight and supervision of the Advisor and the Trust's Board of
Trustees, the Sub-Advisor will perform certain of the day-to-day operations of the Fund, which may include one or more of the following services, at the request of the
Advisor:  (a) acting as investment advisor for and
managing the investment and reinvestment of those assets
of the Fund as the Advisor may from time to time request
and in connection therewith have complete discretion in purchasing and selling such securities and other assets for the Fund and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Fund; (b) arranging, subject to the provisions of paragraph 3 hereof, for the purchase and sale of securities and other assets of the Fund; (c) providing investment research and credit analysis concerning the Fund's investments, (d) assisting the Advisor in determining what portion of the Fund's assets will be invested in cash, cash equivalents and money market instruments, (e) placing orders for all purchases and sales of such investments made for the
Fund, and (f) maintaining the books and records as are required to support Fund investment operations. At the request of the Advisor, the Sub-Advisor will also, subject to the oversight and supervision of the Advisor
and the Trust's Board of Trustees, provide to the Advisor
or the Trust any of the facilities and equipment and
perform any of the services described in Section 4 of the Advisory Agreement. In addition, the Sub-Advisor will keep the Trust and the Advisor informed of developments materially affecting the Fund and shall, on its own initiative, furnish to the Fund from time to time whatever information the Sub-Advisor believes appropriate
for this purpose. The Sub-Advisor will periodically communicate to the Advisor, at such times as the Advisor may direct, information concerning the purchase and sale
of securities for the Fund, including:  (a) the name of
the issuer, (b) the amount of the purchase or sale, (c)
the name of the broker or dealer, if any, through which
the purchase or sale will be effected, (d) the CUSIP
number of the instrument, if any, and (e) such other information as the Advisor may reasonably require for purposes of fulfilling its obligations to the Trust under the Advisory Agreement. The Sub-Advisor will provide the services rendered by it under this Agreement in accordance with the Fund's investment objectives,
policies and restrictions as stated in the Fund's
Prospectus and Statement of Additional Information (as currently in effect and as they may be amended or supplemented from time to time) and the resolutions of the Trust's Board of Trustees.
The Sub-Advisor represents, warrants and covenants that
it is authorized and regulated by the FSA.
      3.	Covenants.
            (a)	In the performance of its duties under this
Agreement, the Sub-Advisor shall at all times conform
to, and act in accordance with, any requirements imposed
by:  (i) the provisions of the 1940 Act and the
Investment Advisers Act of 1940, as amended (the
"Advisers Act") and all applicable Rules and Regulations
of the Securities and Exchange Commission (the "SEC");
(ii) any other applicable provision of law; (iii) the provisions of the Declaration of Trust and By-Laws of the Trust, as such documents are amended from time to
time; (iv) the investment objectives and policies of the
Fund as set forth in the Fund's Registration Statement
on Form N-1A and/or the resolutions of the Board of
Trustees; and (v) any policies and determinations of the Board of Trustees of the Trust; and
            (b)	In addition, the Sub-Advisor will:
            (i)	place orders either directly with the
issuer or with any broker or dealer.  Subject to the
other provisions of this paragraph, in placing
orders with brokers and dealers, the Sub-Advisor
will attempt to obtain the best price and the most
favorable execution of its orders.  The Advisor has
been provided with a copy of the Sub-Advisor's order execution policy and hereby confirms that it has read and understood the information in the order
execution policy and agrees to it.  In particular,
the Advisor agrees that the Sub-Advisor may trade
outside of the regulated market or multilateral
trading facility.  In placing orders, the Sub-
Advisor will consider the experience and skill of
the firm's securities traders as well as the firm's
financial responsibility and administrative
efficiency.  Consistent with this obligation, the
Sub-Advisor may select brokers on the basis of the
research, statistical and pricing services they
provide to the Fund and other clients of the Advisor
or the Sub-Advisor.  Information and research
received from such brokers will be in addition to,
and not in lieu of, the services required to be
performed by the Sub-Advisor hereunder.  A
commission paid to such brokers may be higher than
that which another qualified broker would have
charged for effecting the same transaction, provided
that the Sub-Advisor determines in good faith that
such commission is reasonable in terms either of the transaction or the overall responsibility of the
Advisor and the Sub-Advisor to the Fund and their
other clients and that the total commissions paid by
the Fund will be reasonable in relation to the
benefits to the Fund over the long-term.  Subject to
the foregoing and the provisions of the 1940 Act,
the Securities Exchange Act of 1934, as amended, and
other applicable provisions of law, the Sub-Advisor
may select brokers and dealers with which it or the
Fund is affiliated;
            (ii)	maintain books and records with
respect to the Fund's securities transactions and
will render to the Advisor and the Trust's Board of
Trustees such periodic and special reports as they
may request;
            (iii)	maintain a policy and practice of
conducting its investment advisory services
hereunder independently of the commercial banking
operations of its affiliates.  When the Sub-Advisor
makes investment recommendations for the Fund, its
investment advisory personnel will not inquire or
take into consideration whether the issuer of
securities proposed for purchase or sale for the
Fund's account are customers of the commercial
department of its affiliates; and
            (iv)	treat confidentially and as
proprietary information of the Fund all records and
other information relative to the Fund, and the
Fund's prior, current or potential shareholders, and
will not use such records and information for any
purpose other than performance of its
responsibilities and duties hereunder, except after
prior notification to and approval in writing by the
Fund, which approval shall not be unreasonably
withheld and may not be withheld where the Sub-
Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted
authorities, or when so requested by the Fund.
      4.	Services Not Exclusive.  Nothing in this
Agreement shall prevent the Sub-Advisor or any officer, employee or other affiliate thereof from acting as investment advisor for any other person, firm or
corporation, or from engaging in any other lawful
activity, and shall not in any way limit or restrict the Sub-Advisor or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Sub-Advisor will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.
      5.	Books and Records.  In compliance with the
requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records which it maintains for the Fund are the property of the Trust and further
agrees to surrender promptly to the Trust any such
records upon the Trust's request.  The Sub-Advisor
further agrees to preserve for the periods prescribed by
Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act (to the extent such books and records are not maintained by the
Advisor).
      6.	Expenses.  During the term of this Agreement,
the Sub-Advisor will bear all costs and expenses of its employees and any overhead incurred by the Sub-Advisor in connection with its duties hereunder; provided that the
Board of Trustees of the Trust may approve reimbursement
to the Sub-Advisor of the pro-rata portion of the
salaries, bonuses, health insurance, retirement benefits
and all similar employment costs for the time spent on
Fund operations (including, without limitation,
compliance matters) (other than the provision of
investment advice and administrative services required to
be provided hereunder) of all personnel employed by the Sub-Advisor who devote substantial time to Fund operations or the operations of other investment
companies advised or sub-advised by the Sub-Advisor.
      7.	Compensation.
            (a)	The Advisor agrees to pay to the Sub-
Advisor and the Sub-Advisor agrees to accept as full compensation for all services rendered by the Sub-
Advisor as such, a monthly fee in arrears at an annual
rate equal to the amount set forth in Schedule A hereto.
For any period less than a month during which this
Agreement is in effect, the fee shall be prorated
according to the proportion which such period bears to a
full month of 28, 29, 30 or 31 days, as the case may be.
            (b)	For purposes of this Agreement, the net
assets of the Fund shall be calculated pursuant to the procedures adopted by resolutions of the Trustees of the Trust for calculating the value of the Fund's assets or delegating such calculations to third parties.
            (c)	If Advisor waives any or all of its
advisory fee payable under the Advisory Agreement, or reimburses the Trust pursuant to Section 8(b) of that Agreement, with respect to the Fund, Sub-Advisor will bear its share of the amount of such waiver or
reimbursement by waiving fees otherwise payable to it hereunder on a proportionate basis to be determined by comparing the aggregate fees that would otherwise be paid to it hereunder with respect to the Fund to the aggregate fees that would otherwise be paid by the Trust to Advisor under the Advisory Agreement with respect to
the Fund.  Advisor shall inform Sub-Advisor prior to
waiving any advisory fees.
      8.	Indemnity.
            (a)	The Fund may, in the discretion of the
Board of Trustees of the Fund, indemnify the Sub-
Advisor, and each of the Sub-Advisor's directors,
officers, employees, agents, associates and controlling persons and the directors, partners, members, officers, employees and agents thereof (including any individual who serves at the Sub-Advisor's request as director,
officer, partner, member, trustee or the like of
another entity) (each such person being an
"Indemnitee") against any liabilities and expenses,
including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees
(all as provided in accordance with applicable state
law) reasonably incurred by such Indemnitee in
connection with the defense or disposition of any
action, suit or other proceeding, whether civil or
criminal, before any court or administrative or
investigative body in which such Indemnitee may be or
may have been involved as a party or otherwise or with
which such Indemnitee may be or may have been
threatened, while acting in any capacity set forth
herein or thereafter by reason of such Indemnitee
having acted in any such capacity, except with respect
to any matter as to which such Indemnitee shall have
been adjudicated not to have acted in good faith in the reasonable belief that such Indemnitee's action was in the best interest of the Fund and furthermore, in the
case of any criminal proceeding, so long as such
Indemnitee had no reasonable cause to believe that the conduct was unlawful; provided, however, that (1) no Indemnitee shall be indemnified hereunder against any liability to the Fund or their shareholders or any expense of such Indemnitee arising by reason of (i)
willful misfeasance, (ii) bad faith, (iii) gross
negligence or (iv) reckless disregard of the duties
involved in the conduct of such Indemnitee's position
(the conduct referred to in such clauses (i) through
(iv) being sometimes referred to herein as "disabling conduct"), (2) as to any matter disposed of by settlement or a compromise payment by such Indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any
other expenses shall be provided unless there has been
a determination that such settlement or compromise is
in the best interests of the Fund and that such
Indemnitee appears to have acted in good faith in the reasonable belief that such Indemnitee's action was in the best interest of the Fund and did not involve
disabling conduct by such Indemnitee and (3) with
respect to any action, suit or other proceeding
voluntarily prosecuted by any Indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by
such Indemnitee was authorized by a majority of the
full Board of Trustees of the Fund.
            (b)	The Fund shall make advance payments in
connection with the expenses of defending any action
with respect to which indemnification might be sought hereunder if the Fund receive a written affirmation of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Fund unless they
are subsequently determined that such Indemnitee is
entitled to such indemnification and if the Trustees of
the Fund determine that the facts then known to them
would not preclude indemnification.  In addition, at
least one of the following conditions must be met:  (A)
the Indemnitee shall provide a security for such
Indemnitee's undertaking, (B) the Fund shall be insured against losses arising by reason of any unlawful advance, or (C) a majority of a quorum consisting of
Trustees of the Fund who are neither "interested
persons" of the Fund (as defined in Section 2(a)(19) of
the 1940 Act) nor parties to the proceeding
("Disinterested Non-Party Trustees") or an independent
legal counsel in a written opinion, shall determine,
based on a review of readily available facts (as
opposed to a full trial-type inquiry), that there is
reason to believe that the Indemnitee ultimately will
be found entitled to indemnification.
            (c)	All determinations  with respect to the
standards for indemnification hereunder shall be made
(1) by a final decision on the merits by a court or
other body before whom the proceeding was brought that
such Indemnitee is not liable by reason of disabling
conduct, or (2) in the absence of such a decision, by
(i) a majority vote of a quorum of the Disinterested Non-Party Trustees of the Fund, or (ii) if such a quorum is not obtainable or even, if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion.  All determinations
that advance payments in connection with the expense of defending any proceeding shall be authorized shall be made in accordance with the immediately preceding clause
(2) above.


The rights accruing to any Indemnitee under these
provisions shall not exclude any other right to which
such Indemnitee may be lawfully entitled.
      9.	Limitation on Liability.
            (a)	The Sub-Advisor will not be liable for any
error of judgment or mistake of law or for any loss
suffered by the Advisor or by the Trust or the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty
with respect to the receipt of compensation for services
or a loss resulting from willful misfeasance, bad faith
or gross negligence on its part in the performance of
its duties or from reckless disregard by it of its
duties under this Agreement.  As used in this Section
8(a), the term "Sub-Advisor" shall include any
affiliates of the Sub-Advisor performing services for
the Fund contemplated hereby and partners, directors,
officers and employees of the Sub-Advisor and such
affiliates.
            (b)	Notwithstanding anything to the contrary
contained in this Agreement, the parties hereto
acknowledge and agree that, as provided in Article
Seventh of the Declaration of Trust, this Agreement is
executed by the Trustees and/or officers of the Trust,
not individually but as such Trustees and/or officers of
the Trust, and the obligations hereunder are not binding
upon any of the Trustees or Shareholders individually
but bind only the estate of the Trust.
      10.	Duration and Termination.  This Agreement shall
become effective as of the date hereof and, unless sooner terminated with respect to the Fund as provided herein, shall continue in effect for a period of two years.
Thereafter, if not terminated, this Agreement shall
continue in effect with respect to the Fund for
successive periods of 12 months, provided such
continuance is specifically approved at least annually by
both (a) the vote of a majority of the Trust's Board of
Trustees or a vote of a majority of the outstanding
voting securities of the Fund at the time outstanding and entitled to vote and (b) by the vote of a majority of the Trustees, who are not parties to this Agreement or interested persons (as such term is defined in the 1940
Act) of any such party, cast in person at a meeting
called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Trust or the Advisor at any time,
without the payment of any penalty, upon giving the Sub-
Advisor 60 days' notice (which notice may be waived by
the Sub-Advisor), provided that such termination by the
Trust or the Advisor shall be directed or approved by the
vote of a majority of the Trustees of the Trust in office
at the time or by the vote of the holders of a majority
of the outstanding voting securities of the Fund entitled
to vote, or by the Sub-Advisor on 60 days' written notice
(which notice may be waived by the Trust and the
Advisor), and will terminate automatically upon any
termination of the Advisory Agreement between the Trust
and the Advisor.  This Agreement will also immediately
terminate in the event of its assignment.  (As used in
this Agreement, the terms "majority of the outstanding
voting securities," "interested person" and "assignment"
shall have the same meanings of such terms in the 1940
Act.)
      11.	Notices.  Any notice under this Agreement shall
be in writing to the other party at such address as the
other party may designate from time to time for the
receipt of such notice and shall be deemed to be received
on the earlier of the date actually received or on the
fourth day after the postmark if such notice is mailed
first class postage prepaid.
      12.	Amendment of this Agreement.  This Agreement may
be amended by the parties only if such amendment is
specifically approved by the vote of the Board of
Trustees of the Trust, including a majority of those
Trustees who are not parties to this Agreement or
interested persons of any such party cast in person at a
meeting called for the purpose of voting on such approval
and, where required by the 1940 Act, by a vote of a
majority of the outstanding voting securities of the
Fund.
      13.	Miscellaneous.  The captions in this Agreement
are included for convenience of reference only and in no
way define or delimit any of the provisions hereof or
otherwise affect their construction or effect.  If any
provision of this Agreement shall be held or made invalid
by a court decision, statute, rule or otherwise, the
remainder of this Agreement shall not be affected
thereby.  This Agreement shall be binding on, and shall
inure to the benefit of the parties hereto and their
respective successors.
      14.	Governing Law.  This Agreement shall be governed
by and construed in accordance with the laws of the State
of Delaware for contracts to be performed entirely
therein without reference to choice of law principles
thereof and in accordance with the applicable provisions
of the 1940 Act.  To the extent that the applicable laws
of the State of Delaware, or any of the provisions,
conflict with the applicable provisions of the 1940 Act,
the latter shall control.
      15.	Counterparts.  This Agreement may be executed in
counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.
            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers designated below as of the day and year first above written.

BLACKROCK ADVISORS, LLC
By.  /s/ Neal J. Andrews

Name:  Neal J. Andrews
Title:    Managing Director

BLACKROCK INTERNATIONAL
LIMITED
By.  /s/ Katie Smith

Name:  Katie Smith
Title:    Director


BLACKROCK INTERNATIONAL LIMITED
By:  /s/ Gregor Craig

Name:  Gregor Craig
Title:    Authorized Signatory

AGREED AND ACCEPTED
as of the date first set forth above
BLACKROCK FUNDS(SM)
By.  /s/ John Perlowski
Name:  John Perlowski
Title:    President and Chief Executive Officer